AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT



     This Amendment Number One To Loan and Security Agreement ("Amendment") is entered into as of August 24, 1993, between FOOTHILL CAPITAL CORPORATION ('Foothill') and TEREX CORPORATION ('Borrower').

     FACT ONE: Foothill and Borrower entered into that certain Loan And Security Agreement as of May 20, 1993 (the 'Agreement').

     FACT TWO: Borrower and Foothill desire to amend the Agreement as provided herein.

    NOW, THEREFORE, Foothill and Borrower hereby amend the Agreement as follows:

    1. The followings definitions in Section 1.1 of the Agreement are amended to read as follows:

        (a) 'Permanent Facility' means the revolving loan facility set forth in Section 2.2.

        (b) 'Permanent Facility Closing Date' means the date that Foothill receives the Permanent Facility Closing Fee.

        (c) 'Permanent Facility Maximum Amount' means Twenty Million Dollars ($20,000,000).

        (d) 'Permanent Facility Maximum Foothill Amount' means that portion of the Permanent Facility Maximum Amount for which Foothill shall be responsible hereunder and under the Clark Agreement, exclusive of any participations with Participants, which amount is Sixteen Million Dollars ($16,000,000).

        (e) 'Syndicated Amount' means a subcomponent of the Maximum Amount equal to the aggregate financing commitments (to the extent not breached or terminated) of all Participants.

        The following definition is added to Section 1.1 of the Agreement:

            'Dilution' means all non-cash charges to Borrower's Accounts, including, but not limited to, returned Inventory, volume discounts, warranty claims, writeoffs, offsets due to Inventory rotations and credits issued by Borrower.

  2. Section 2.2 of the Agreement

     "2.2 Permanent Facility. From time to time, following the Permanent Facility Effective Date, subject to the terms and conditions of this Agreement, and so long as no Event of Default shall have occurred and is continuing, Foothill agrees to make advances to Borrower in an amount not to exceed the amount (the 'Permanent Borrowing Base') equal to the lesser of:

         (a) Seventy percent (70%) of the amount of Eligible Accounts; and (b) An amount equal to Borrower's cash collections for the immediately preceding forty-five (45) day period. Foothill shall not have any obligation to make advances under this Section 2.2 to the extent that they would cause the sum of the outstanding Obligations plus the outstanding Clark Obligations to exceed the Permanent Facility Maximum Amount. In the event that Borrower's Dilution exceeds ten percent (10%) of Borrower's Accounts, then Foothill may, in its discretion, decrease its advance rate against Eligible Accounts by the amount of estimated Dilution in excess of ten percent (10%). For the sake of example only, if Dilution were twelve percent (12%), then Foothill's advance rate would be reduced from seventy percent (70%) of Eligible Accounts to sixty-eight percent (68%) of Eligible Accounts. In the event that Borrower's Dilution is less than ten percent (10%) of Borower's Accounts, then Foothill will increase its advance rate against Eligible Accounts by the amount of estimated Dilution below ten percent (10%) of Borrower's Accounts; provided, however, that the advance rate against Eligible Accounts shall never exceed eighty percent (80%) of Eligible Accounts. For the sake of example only, if Dilution were nine (9%), then Foothill's advance rate would be increased from seventy percent (70%) to seventy-one percent (71%) of Eligible Accounts. For purposes of this Section 2.1(a), Dilution will be calculated by Foothill on a quarterly basis, based upon its examinations of Borrower, unless Foothill determines that it is necessary to make such calculation more frequently.

  3. Section 2.3(a) of the Agreement is hereby amended to read as follows:

          "(a) Borrower acknowledges that, from time to time, Foothill may establish reserves against Eligible Accounts."

  4. Section 2.5(a)(ii) of the Agreement is hereby amended to read as follows:

          "(ii) the difference of Five Million Dollars ($5,000,000) less the aggregate outstanding face amount of all L/Cs guaranteed by the L/C Guarantees and letters of credit guaranteed by the Clark L/C Guarantees."

  5. The second sentence Section 2.8 of the Agreement is hereby amended to read as follows:

           "For interest calculation purposes, all checks, wire transfers, or other items of payment to Foothill shall be deemed to have been paid to Foothill three (3) Business Days after the date Foothill actually receives such wire transfer of immediately available federal funds, or after Foothill actually receives possession of such check or other item of payment.'

  6. Section 2. 10(a)(ii) of the Agreement is hereby amended to read as follows:

          "(ii) A one-time closing fee (the 'Permanent Facility Closing Fee') of Four Hundred Thousand Dollars ($400,000) which shall be earned, in full, on the Permanent Facility Closing Date and shall be due and payable by Borrower (jointly and severally with Clark) to Foothill in connection with this Agreement and the Clark Agreement on the Permanent Facility Closing Date."

  7. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, Borrower and Foothill have executed this Amendment as of the date first set forth above.

                                           FOOTHILL CAPITAL CORPORATION


                                           By  /s/ Pamela S. Ferro, VP
                                                                 Title


                                           TEREX CORPORATION


                                           By  /s/ Marvin B. Rosenberg

           AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT



       This Amendment Number One To Loan and Security Agreement ('Amendment") is entered into as of August 24, 1993, between FOOTHILL CAPITAL CORPORATION ("Foothill") and CLARK MATERIAL HANDLING COMPANY ("Borrower").

       FACT ONE: Foothill and Borrower entered into that certain Loan And Security Agreement as of May 20, 1993 (the 'Agreement").

       FACT TWO: Borrower and Foothill desire to amend the Agreement as provided herein.

         NOW, THEREFORE, Foothill and Borrower hereby amend the Agreement as follows:

         1. The followings definitions in Section 1.1 of the Agreement are amended to read as follows:

                (a) "Permanent Facility" means the revolving loan facility set forth in Section 2.2.

                (b) "Permanent Facility Closing Date" means the date that Foothill receives the Permanent Facility Closing Fee.

                (c) "Permanent Facility Maximum Amount" means Twenty Million Dollars ($20,000,000).

                (d) "Permanent Facility Maximum Foothill Amount" means that portion of the Permanent Facility Maximum Amount for which Foothill shall be responsible hereunder and under the Terex Agreement, exclusive of any participations with Participants, which amount is Sixteen Million Dollars ($16,000,000).

                (e) "Syndicated Amount" means a subcomponent of the Maximum Amount equal to the aggregate financing commitments (to the extent not breached or terminated) of all Participants.

                The following definition is added to Section 1.1 of the
Agreement:

                    "Dilution" means all non-cash charges to Borrower's Accounts, including, but not limited to, returned Inventory, volume discounts, warranty claims, writeoffs, offsets due to Inventory rotations and credits issued by Borrower.

        2.    Section 2.2 of the Agreement is hereby amended to read as follows:

              "2.2 Permanent Facility. From time to time, following the Permanent Facility Effective Date, subject to the terms and conditions of this Agreement, and so long as no Event of Default shall have occurred and is continuing, Foothill agrees to make revolving advances to Borrower in an amount not to exceed the amount (the "Permanent Facility Borrowing Base") equal to the lesser of:

          (a) Seventy percent (70%) of the amount of Eligible Accounts; and (b) An amount equal to Borrower's cash collections for the immediately preceding forty-five (45) day period. Foothill shall not have any obligation to make advances under this Section 2.2 to the extent that they would cause the sum of the outstanding Obligations plus the outstanding Terex Obligations to exceed the Permanent Facility Maximum Amount. In the event that Borrower's Dilution exceeds ten percent (10%) of Borrower's Accounts, then Foothill may, in its discretion, decrease, its advance rate against Eligible Accounts by the amount of estimated in excess of ten percent (10%). For the sake of example only, if Dilution were twelve percent (12%), then Foothill's advance rate would be reduced from seventy percent (70%) of Eligible Accounts to sixty-eight percent (68%) of Eligible Accounts. In the event that Borrower's Dilution is less than ten percent (10%) of Borrower's Accounts, then Foothill will increase its advance rate against Eligible Accounts by the amount of estimated Dilution below ten percent (10%) of Borrower's Accounts; provided, however, that the advance rate against Eligible Accounts shall never exceed eighty percent (80%) of Eligible Accounts. For the sake of example only, if Dilution were nine percent (9%), then Foothill's advance rate would be increased from seventy percent (70%) to seventy-one percent (71%) of Eligible Accounts. For purposes of this Section 2.1(a), Dilution will be calculated by Foothill on a quarterly basis, based upon its examinations of Borrower, unless Foothill determines that it is necessary to make such calculation more frequently."

3. Section 2.3(a) of the Agreement is hereby amended to read as follows:

       "(a) Borrower acknowledges that, from time to time, Foothill may establish reserves against Eligible Accounts.'

4.  Section 2.5(a)(ii) of the Agreement is hereby amended to read as follows:

        "(ii) the difference of Five Million Dollars ($5,000,000) less the aggregate outstanding face amount of all L/Cs guaranteed by the L/C Guarantees and letters of credit guaranteed by the Terex L/C Guarantees."

5. The second sentence Section 2.8 of the Agreement is hereby amended to read as follows:

        "For interest calculation purposes, all checks, wire transfers, or other items of payment to Foothill shall be deemed to have been paid to Foothill three (3) Business Days after the date Foothill actually receives such wire transfer of immediately available federal funds, or after Foothill actually receives possession of such check or other item of payment."

6. Section 2. 10(a)(ii) of the Agreement is hereby amended to read as follows:

         "(ii) A one-time closing fee (the "Permanent Facility Closing Fee") of Four Hundred Thousand Dollars ($400,000) which shall be earned, in full, on the Permanent Facility Closing Date and shall be due and payable by Borrower (jointly and severally with Terex) to Foothill in connection with this Agreement and the Terex Agreement on the Permanent Facility Closing Date.'

7. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement shall remain in full force and effect.

       IN WITNESS WHEREOF, Borrower and Foothill have executed this Amendment as of the date first set forth above.

                                            FOOTHILL CAPITAL CORPORATION


                                            By /s/ Pamela S. Ferro, VP
                                                                 Title


                                            CLARK MATERIAL HANDLING COMPANY


                                            By /s/ Marvin B. Rosenberg
                                                                  Title